Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                               ------------------

                       JOHNSON WORLDWIDE ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)

               Wisconsin                              39-1536083
    (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)               Identification No.)

           1326 Willow Road
         Sturtevant, Wisconsin                          53177
    (Address of principal executive                   (Zip Code)
               offices)

     Johnson Worldwide Associates, Inc. 1994 Long-Term Stock Incentive Plan
                            (Full title of the plan)

       Helen P. Johnson-Leipold                        Copy to:
  Chairman & Chief Executive Officer
  Johnson Worldwide Associates, Inc.           Benjamin F. Garmer, III
           1326 Willow Road                        Foley & Lardner
      Sturtevant, Wisconsin 53177       777 East Wisconsin Avenue, Suite 3700
            (262) 884-1500                    Milwaukee Wisconsin 53202
 (Name, address and telephone number,               (414) 271-2400
   including area code, of agent for
               service)

                           --------------------------

                       CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------
                                    Proposed
                                    Maximum         Proposed
    Title of                        Offering        Maximum        Amount of
 Securities to    Amount to be     Price Per       Aggregate     Registration
 be Registered    Registered(1)      Share       Offering Price       Fee
- -------------------------------------------------------------------------------
Class A Common
Stock, $.05 par
value            250,000 shares     $8.97(1)     $2,242,500(1)       $624
- -------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Class A Common Stock as reported by The Nasdaq Stock
Market on September 27, 1999.

                        ---------------------------------

         This registration statement is being filed to register additional shares of Class A Common Stock of Johnson Worldwide Associates, Inc. (the "Company") that may be issued under the Johnson Worldwide Associates, Inc. 1994 Long-Term Stock Incentive Plan (the "Plan"), for which a Form S-8 Registration Statement is already effective (registration no. 33-59325). The contents of the Company's Form S-8 Registration Statement (registration no. 33-59325) relating to the Plan are incorporated herein by reference.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         The information required in Part II, except Item 8, is not required to be filed with the Commission as part of this Form S-8 Registration Statement.

Item 8.  Exhibits.

         The  following   exhibits  have  been  filed  (except  where  otherwise
indicated) as part of this Registration Statement:

   Exhibit No.         Exhibit
   -----------         -------

       (4)       Johnson  Worldwide   Associates,   Inc.  1994  Long-Term  Stock
                 Incentive Plan (as amended)

       (5)       Opinion of Foley & Lardner

     (23.1)      Consent of KPMG LLP

     (23.2)      Consent of Foley & Lardner (contained in Exhibit 5 hereto)

      (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sturtevant, and State of Wisconsin, on this 27th day of July, 1999.

                                       JOHNSON WORLDWIDE ASSOCIATES, INC.



                                       By:/s/  Helen P. Johnson-Leipold
                                          Helen P. Johnson-Leipold
                                          Chairman & Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Helen P. Johnson-Leipold and Carl G. Schmidt, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.



          Signature                                             Title                                    Date
          ---------                                             -----                                    ----

/s/ Helen P. Johnson-Leipold                   Chairman,  Chief  Executive  Officer  and
- ------------------------------------           Director (Principal Executive Officer)             July 27, 1999
Helen P. Johnson-Leipold


                                              Senior   Vice    President    and   Chief
/s/ Carl G. Schmidt                           Financial    Officer,    Secretary    and
- ------------------------------------          Treasurer    (Principal   Financial   and
Carl G. Schmidt                               Accounting Officer)                                July 27, 1999


/s/ Samuel C. Johnson
- ------------------------------------           Director                                           July 27, 1999
Samuel C. Johnson


/s/ Thomas F. Pyle, Jr.
- ------------------------------------
Thomas F. Pyle, Jr.                            Director                                           July 27, 1999


/s/ Gregory E. Lawton
- ------------------------------------           Director                                           July 27, 1999
Gregory E. Lawton


/s/ Glenn N. Rupp
- ------------------------------------            Director                                           July 27, 1999
Glenn N. Rupp


                                  EXHIBIT INDEX


     JOHNSON WORLDWIDE ASSOCIATES, INC. 1994 LONG-TERM STOCK INCENTIVE PLAN


   Exhibit No.                     Exhibit
   -----------                     -------
       (4)         Johnson  Worldwide   Associates,   Inc.
                   1994  Long-Term  Stock  Incentive  Plan
                   (as amended)

       (5)         Opinion of Foley & Lardner

      (23.1)       Consent of KPMG LLP

      (23.2)       Consent  of Foley & Lardner  (contained
                   in Exhibit 5 hereto)

       (24)        Power   of    Attorney    relating   to
                   subsequent  amendments (included on the
                   signature  page  to  this  Registration
                   Statement)